Exhibit 99.1

TR-1: Standard form for notification of major holdings

1. Issuer Details

ISIN

IE00BWT6H894

Issuer Name

Flutter Entertainment Public Limited Company

UK or Non-UK Issuer

Non-UK

2. Reason for Notification

An acquisition or disposal of voting rights

3. Details of person subject to the notification obligation

Name

Barclays PLC

City of registered office (if applicable)

London

Country of registered office (if applicable)

United Kingdom

4. Details of the shareholder

Full name of shareholder(s) if different from the person(s) subject to the notification obligation, above

City of registered office (if applicable)

Country of registered office (if applicable)

5. Date on which the threshold was crossed or reached

03-Sep-2024

6. Date on which Issuer notified

05-Sep-2024

Restricted - External

7. Total positions of person(s) subject to the notification obligation

	% of voting rights attached to shares (total of 8.A)	% of voting rights through financial instruments (total of 8.B 1 + 8.B 2)	Total of both in % (8.A + 8.B)	Total number of voting rights held in issuer
Resulting situation on the date on which threshold was crossed or reached	Below minimum threshold	Below minimum threshold	Below minimum threshold	Below minimum threshold

Position of previous notification (if applicable)	4.190000	2.330000	6.520000

8. Notified details of the resulting situation on the date on which the threshold was crossed or reached

8A. Voting rights attached to shares

Class/Type of shares ISIN code (if possible)	Number of direct voting rights (DTR5.1)	Number of indirect voting rights (DTR5.2.1)	% of direct voting rights (DTR5.1)	% of indirect voting rights (DTR5.2.1)
IE00BWT6H894		Below minimum threshold		Below minimum threshold

Sub Total 8.A	Below minimum threshold		Below minimum threshold

8B1. Financial Instruments according to (DTR5.3.1R.(1) (a))

Type of financial instrument	Expiration date	Exercise/conversion period	Number of voting rights that may be acquired if the instrument is exercised/converted	% of voting rights
Sub Total 8.B1

8B2. Financial Instruments with similar economic effect according to (DTR5.3.1R.(1) (b))

Type of financial instrument	Expiration date	Exercise/conversion period	Physical or cash settlement	Number of voting rights	% of voting rights
Sub Total 8.B2

9. Information in relation to the person subject to the notification obligation

2. Full chain of controlled undertakings through which the voting rights and/or the financial instruments are effectively held starting with the ultimate controlling natural person or legal entities (please add additional rows as necessary)

Restricted - External

Ultimate controlling person	Name of controlled undertaking	% of voting rights if it equals or is higher than the notifiable threshold	% of voting rights through financial instruments if it equals or is higher than the notifiable threshold	Total of both if it equals or is higher than the notifiable threshold
Barclays PLC	Barclays Bank PLC

Barclays PLC	Barclays Capital Securities Limited

Barclays PLC	Barclays Capital Inc.

10. In case of proxy voting

Name of the proxy holder

The number and % of voting rights held

The date until which the voting rights will be held

11. Additional Information

Full chain of controlled undertaking:

Barclays PLC

Barclays Bank PLC (100%)

Barclays PLC

Barclays Bank PLC (100%)

Barclays Capital Securities Limited (100%)

Barclays PLC

Barclays Bank PLC (100%)

Barclays US Holdings Limited (100%)

Barclays US LLC (100%)

Barclays Group US Inc. (100%)

Barclays Capital Inc. (100%)

Trading Book exemption applied.

12. Date of Completion

05-Sep-2024

13. Place Of Completion

London

Restricted - External